                                                                     Exhibit 4.1

                                t. BREEDERS, INC.

                                WARRANT REGISTER


Holder                           No. of Shares      Issue Date        Expiration Date
------                           -------------      ----------        ---------------
BB BioVentures L.P.                 100,000           5/21/99          5/21/2009

Zero Stage Capital V                116,667          11/26/97          11/12/2007
Limited Partnership

Seaflower Health and                 50,000          11/26/97          11/12/2007
Technology Fund, L.L.C

BB BioVentures L.P.                 333,333          11/26/97          11/12/2007

Javelin Capital Fund, L.P.          250,000          11/26/97          11/12/2007

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED:
                               t. BREEDERS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

       This certifies that, for value received, ________________(the "Holder") is entitled to subscribe for and purchase up to ______ shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of t. BREEDERS, INC., a Delaware corporation (the "Company"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

       As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

       1. Term of Warrant. The purchase or conversion right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on the date hereof and ending on __________.

       2. Warrant Price. The initial exercise price of this Warrant is $1.50 per share, subject to adjustment from time to time pursuant to the provisions of
Section 5 hereof (the "Warrant Price").


       3.     Method of Exercise or Conversion: Payment; Issuance of New
Warrant.

              (a) Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such 15 day period.

              (b) Conversion. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares of Common


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Stock of the Company calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company specifying the number of shares of Common Stock of the Company, the rights to purchase which the Holder desires to convert:

                             X= Y(A-B)
                                -----
                                  A

       where:   X =  the number of shares of Common Stock to be issued to
                     the Holder;

                Y = the number of shares of Common Stock subject to this Warrant for which the Conversion Right is being exercised;

                A =  the fair market value of one share of Common Stock;

                B =  the Warrant Price.

       As used herein, the fair market value of a share of Common Stock shall mean, with respect to each share of Common Stock, the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the mean of the bid and asked price per share on NASDAQ Small-Cap Market or in the sole discretion of a majority of the Board of Directors of the Company, any other over-the-counter market, including the OTC Bulletin Board, which reports bid, asked and last sale prices and volume of sales (approval of which will not be unreasonably withheld by such directors), averaged over the 10 trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the 9 consecutive business days prior to such day. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition; or (ii) the Holder shall exercise its Conversion Right to purchase such shares within 15 days prior to the closing date of the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Act, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering. The Company agrees that the shares so converted shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the

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shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15 day period.

       4. Stock Fully Paid; Reservation of Shares. All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

       5. Adjustment of Warrant Price and Number of Shares. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

              (a) Adjustment for Dilutive Price. If at any time, the Company shall issue any shares of Common Stock, or shall issue any Common Stock Equivalents (as hereinafter defined), for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock or Common Stock Equivalents, the Warrant Price in effect immediately prior to each such issuance shall be decreased to the amount determined in accordance with the following formula:

             Warrant Price= P1Q1 + P2Q2
                            -----------
                             Q1+Q2

       For purposes of the foregoing formula:

       P1 =  Warrant Price in effect immediately prior to such issuance.

       Q1 = Number of shares of Common Stock deemed outstanding (in accordance with subparagraph (F) below) immediately prior to such issuance.

       P2 = Average price per share received by the Company upon such issuance (determined in accordance with subparagraphs (C) and (D) below).

       Q2 = Number of shares of Common Stock issued or sold, or deemed to have been issued or sold (in accordance with subparagraph (D) below) upon such issuance.

       For purpose of any adjustment of the Warrant Price pursuant to this
Section 5(a), the following provisions shall be applicable:

                  (i) "Common Stock Equivalents" means any stock or security convertible into or exchangeable for Common Stock and any right, warrants or option to acquire Common Stock or any such convertible or exchangeable security.

                  (ii) The per share consideration for the sale or issuance of Common Stock shall be the price per share received by the Company before payment of commissions,

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
discounts and other expenses. The value of any non-cash consideration received or receivable upon the sale or issuance of Common Stock or Common Stock Equivalents shall be determined in good faith by the Board of Directors of the Company.

                  (iii) In the case of the sale or issuance of Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares of Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Company upon the sale of issuance of such Common Stock Equivalents plus the minimum aggregate amount of any additional consideration receivable by the Company upon the conversion or exercise of such Common Stock Equivalents. Such maximum number of shares shall be deemed issued on the earlier of the payment date or the record date for a distribution of Common Stock Equivalents.

                  (iv) If any Common Stock Equivalents included in adjustments under this Section 5(a) expire or terminate without the Common Stock to which they related having been issued, the Warrant Price shall be readjusted to eliminate the effect of the assumed issuance of such Common Stock. If any Common Stock Equivalents by their terms provide for subsequent increases in the additional consideration payable for the related Common Stock or for subsequent decreases in the number of shares of Common Stock obtainable, upon any such-- increase or decrease, the Warrant Price shall be appropriately readjusted to the extent such Common Stock Equivalents have not then expired or been exercised or converted. The aggregate increase in the Warrant Price caused by all such readjustments shall not exceed the decrease in Warrant Price made upon the issuance of the Common Stock Equivalents to which such readjustment relates.

                  (v) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Common Stock Equivalents, such Common Stock or Common Stock Equivalents shall be deemed to have been issued or sold without consideration as of the earlier of the related record or payment date.

                  (vi) The number of shares of Common Stock outstanding at any point in time shall include all shares then issuable or to become issuable pursuant to any Common Stock Equivalent then issued or to be issued.

                  (vii) The following issuance of Common Stock or Common Stock Equivalents shall be excluded from the adjustment of the Warrant Price: (i) any dividend or distribution on any Designated Preferred Stock; (ii) any stock for which adjustment of the Warrant Price is made pursuant to subsections 5(b) through 5(e) below (iii) the ______ shares of Common Stock issuable upon exercise of outstanding options; and (vi) up to an aggregate of ________ shares of Common Stock (or such higher number as designated by the Board of Directors) or options therefor that are issuable to employees, consultants, or scientific advisory board members of the Company.

              (b) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the

                                       5
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Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, provided that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph (b) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section 5. The provisions of this subsection
(c) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

              (c) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

              (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to, Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (b) or
(c)) then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

              (e) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any of Sections 5 (a) through (d), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

       6. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage

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prepaid) to the holder of this Warrant at the address specified in Section 11(d)
hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

       7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

       8.     Compliance with the Act.

              (a) Compliance with the Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for such holder's own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

       9.     Transfer and Exchange of Warrant.

              (a) Transfer. This Warrant may be transferred or succeeded to by any person; provided however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

              (b) Exchange. Subject to compliance with the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

       10.    Miscellaneous.

              (a) No Rights as Shareholder. No holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

              (b) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

              (c) Notice of Capital Changes. In case:

                  (i) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

                  (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                  (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereof.

               (d) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

               (e) No Impairment. The Company will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

               (f) Governing Law. This Warrant shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

  IN WITNESS WHEREOF, this Warrant is executed as of this __ day of ______, ___


                          t. BREEDERS, INC.


                              By: _________________________________
                                  Name:
                                  Title

                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE



TO:   t. BREEDERS, INC.

       1.   Check Box that Applies:

       [ ] The undersigned hereby elects to purchase _____ shares of Common Stock of t. BREEDERS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

       [ ] The undersigned hereby elects to convert the attached warrant into ________ shares of Common Stock of t. BREEDERS, INC. pursuant to the terms of the attached Warrant.

       2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                        __________________________________________
                                     (Name)


                        __________________________________________


                        __________________________________________
                                    (Address)

       3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a iew to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.





                        __________________________________________
                        Signature